Exhibit 99.1

Marchex Announces Third Quarter 2024 Results

SEATTLE, WA – October 31, 2024 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to drive operational excellence and revenue acceleration, today announced its financial results for the third quarter ended September 30, 2024.

Q3 2024 Financial Highlights

•
GAAP revenue was $12.6 million for the third quarter of 2024, compared to $12.8 million for the third quarter of 2023.
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Net loss was $0.8 million for the third quarter of 2024 or $0.02 per diluted share, compared to a net loss of $1.5 million or $0.04 per diluted share for the third quarter of 2023.

	Q3 2024	Q3 2023
GAAP Revenue	$ 12.6 million	$ 12.8 million
Non-GAAP Results:
Adjusted EBITDA	$ 0.3 million	$ 0.4 million

•
Adjusted non-GAAP loss per share for the third quarter of 2024 was ($0.01) compared to ($0.01) for the third quarter of 2023.

Recent Business Highlights:

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New Customer Traction and Existing Customer Expansion. The company has continued to make progress in growing the Auto and Auto Services verticals, as well as adding relationships in the Home Services and Healthcare verticals. The company also continues to make progress expanding its pipeline of opportunities and accelerating product cross-selling to existing and new customers across multiple verticals.
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Product Innovation. Marchex recently announced the phased rollout of its vertical-specific advanced AI solutions tailored for automotive OEMs and dealers, home services, medical, dental, and automotive services, beginning in the fourth quarter. These AI solutions include innovation for lead identification, lead value assessment, and trending topics discovery. They deliver descriptive and prescriptive insights that enable businesses to improve return on ad spend, understand the primary elements driving changes in customer behavior, and increase sales.
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DealerOn Partnership. During the quarter, the Company announced its partnership with DealerOn, a leading automotive marketing technology company. DealerOn will deploy Marchex's call analytics and attribution platform to optimize marketing campaigns for their customers by leveraging conversational intelligence from calls, including attribution to marketing sources.

“As we position Marchex for future growth, we are utilizing the power of our vast direct first-party conversational data to expand our capabilities while making significant progress across the key initiatives that drive Marchex's future," said Edwin Miller, CEO. “In the third quarter of 2024, we completed important milestones in our foundational infrastructure initiatives and have continued resourcing our key growth opportunities that we believe will power Marchex in 2025 and beyond. We are laser focused on growth initiatives that include product innovation, sales team and channel expansion, and the next phase of our infrastructure initiatives that we believe will enable Marchex to achieve leadership in AI-driven prescriptive analytics. We believe that we are on target to build a much larger company with a compelling growth and profitability profile."

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of October 31, 2024.

For the fourth quarter ending December 31, 2024:

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Revenue is anticipated to be in the range of $12.0 million due to expected typical seasonality of call volumes in the fourth quarter.
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Adjusted EBITDA is anticipated to be a loss in the range of $(0.4) million, due to the overlap in timing of expenses related to the completion of our foundational OneStack initiatives.
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Gross margin is anticipated to be slightly lower than Q3 2024, which trended consistent with Q2 and was somewhat higher than anticipated due to timing of certain expense items.

Initial fiscal 2025:

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Revenue for the first quarter of 2025 is anticipated to be higher than the first quarter of 2024 and sequentially higher than the fourth quarter of 2024.
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Revenue in 2025 is anticipated to grow over 2024, with the opportunity for accelerating sequential growth rates during 2025.
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We anticipate gross margins for 2025 will be higher than 2024, with the opportunity for improvement during 2025.
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We also anticipate that Adjusted EBITDA for the first quarter of 2025 will be improved from the fourth quarter of 2024 levels.

“In the third quarter, we made significant progress with our OneStack initiatives and in AI-powered product innovations. Additionally, based on current progress, we believe we are very well positioned to drive growth in 2025,” said Miller.

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, October 31, 2024, to discuss its third quarter 2024 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables executive, sales, and marketing teams to optimize customer journey experiences across communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on X (formally known as Twitter), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of October 31, 2024, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful supplemental information regarding the company's liquidity and ability to fund its operations and financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure represents Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, but excluding the effects of certain other expenses removed in arriving at Adjusted EBITDA, as detailed above.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$12,553	$12,778	$36,200	$37,516
Expenses:
Service costs (1)	4,224	5,057	12,790	15,899
Sales and marketing (1)	3,224	2,319	8,753	8,920
Product development (1)	3,106	3,942	9,573	12,202
General and administrative (1)	2,673	2,249	7,492	7,412
Amortization of intangible assets from acquisitions	151	531	452	1,593
Acquisition and disposition related costs	—	—	—	12
Total operating expenses	13,378	14,098	39,060	46,038
Loss from operations	(825)	(1,320)	(2,860)	(8,522)
Interest income (expense) and other, net	19	(218)	(90)	(192)
Loss before provision for income taxes	(806)	(1,538)	(2,950)	(8,714)
Income tax expense	25	9	87	53
Net loss applicable to common stockholders	$(831)	$(1,547)	$(3,037)	$(8,767)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.02)	$(0.04)	$(0.07)	$(0.21)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	38,539	38,103	38,445	37,927
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,200	42,764	43,106	42,588
(1) Includes stock-based compensation allocated as follows:
Service costs	$8	$—	$14	$—
Sales and marketing	41	89	217	580
Product development	13	(39)	35	94
General and administrative	349	357	1,015	1,233
Total	$411	$407	$1,281	$1,907

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$12,078	$14,607
Accounts receivable, net	7,760	7,394
Prepaid expenses and other current assets	1,971	1,805
Total current assets	21,809	23,806
Property and equipment, net	2,067	2,398
Other assets, net	1,213	1,482
Right-of-use lease assets	1,277	1,631
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	151	602
Total assets	$44,075	$47,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,200	$1,533
Accrued benefits and payroll	2,641	3,294
Other accrued expenses and current liabilities	3,465	3,217
Deferred revenue and deposits	859	1,214
Operating lease liability, current	499	462
Total current liabilities	8,664	9,720
Deferred tax liabilities	289	249
Finance lease liability, non-current	170	421
Operating lease liability, non-current	837	1,217
Total liabilities	9,960	11,607
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	390	386
Additional paid-in capital	357,944	356,666
Accumulated deficit	(324,268)	(321,231)
Total stockholders’ equity	34,115	35,870
Total liabilities and stockholders’ equity	$44,075	$47,477

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss applicable to common stockholders	$(831)	$(1,547)	$(3,037)	$(8,767)
Interest (income) expense and other, net	(19)	218	90	192
Income tax expense	25	9	87	53
Amortization of intangible assets from acquisitions	151	531	452	1,593
Depreciation and amortization	576	752	1,284	1,533
Stock-based compensation	411	407	1,281	1,907
Acquisition and disposition-related costs	—	—	—	12
Adjusted EBITDA	$313	$370	$157	$(3,477)
Depreciation and amortization	576	752	1,284	1,533
Adjusted OIBA	$(263)	$(382)	$(1,127)	$(5,010)

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss applicable to common stockholders, diluted	$(0.02)	$(0.04)	$(0.07)	$(0.21)
Stock-based compensation	0.01	0.02	0.03	0.05
Acquisition and disposition-related costs	-	-	-	-
Amortization of intangible assets from acquisitions	-	0.01	0.01	0.04
Interest (income) expense and other, net	-	-	-	-
Adjusted non-GAAP loss per share	$(0.01)	$(0.01)	$(0.03)	$(0.12)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	43,200	42,764	43,106	42,588

1 For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.